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                                                                EXHIBIT 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation of our report dated February 21, 1997 of our audits of Bledsoe Dodge, Inc. as of and for the years ended December 31, 1996 and 1995 included in this Form 8-K, into the previously filed Registration Statements of Republic Industries, Inc. on Form S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269, 333-08479, 333-18009,
333-20667 and 333-23415), Form S-4 (Registration No. 333-17915) and Forms S-8
(Registration Nos. 33-93742, 333-07623, 333-19453 and 333-20669).


COOPERS & LYBRAND L.L.P.


Fort Worth, Texas,
June 10, 1997